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                                PAYMENT AGREEMENT


EFFECTIVE:  June 17, 1999


                                AMONG:       Morrow Snowboards, Inc. ("Morrow")


AND:              CRB Manufacturing, Inc.
                  Brown & Dunton, Inc.
                  Triax Metal Products, Inc.
                  Ameri-Tool Industries, Inc.

                                              Edge Tech, Inc. (collectively, the
                           Classic Print Products, Inc. "Petitioning Creditors")


                                AND:            Robert K. Morrow, Inc. ("RKMI")


RECITALS:


I. On March 30, 1999, CRB Manufacturing, Inc., Brown & Dunton, Inc. and Triax Metal Products, Inc. filed an involuntary petition (the "Petition") under Chapter 7 of the United States Bankruptcy Code against Morrow in the United States Bankruptcy Court for the District of Oregon, entitled IN RE MORROW SNOWBOARDS, INC., Case No. 699-61663-fra7. Ameri-Tool Industries, Inc., Edge Tech, Inc., and Classic Print Products, Inc. joined in the Petition on April 7, 1999.

         A. On May 24, 1999, Morrow and the Petitioning Creditors filed with the Bankruptcy Court a Joint Motion to Dismiss Involuntary Petition based on an out-of-court workout involving the undisputed, non-contingent, liquidated claims of the Petitioning Creditors and of such other creditors of Morrow who affirmatively voted to accept the terms of the workout. By order entered by the Bankruptcy Court on June 17, 1999, the Petition was dismissed (the "Dismissal Order").

         B. The Petitioning Creditors hold undisputed, non-contingent, liquidated claims against Morrow in the following amounts:

         CRB Manufacturing, Inc.                       $156,889.20
         Brown & Dunton, Inc.                            41,823.84
         Triax Metal Products, Inc.                      26,485.63
         Ameri-Tool Industries, Inc.                    162,386.37
         Edge Tech, Inc.                                 41,433,10
         Classic Print Products, Inc.                    96,972.31

         C. The creditors listed in Exhibit A attached hereto (each a "Participating Creditor") hold undisputed, non-contingent,

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liquidated claims against Morrow in the amounts set forth therein, and have affirmatively voted to accept the terms of the workout. (The Petitioning Creditors and the Participating Creditors are hereinafter collectively referred to as the "Creditors", and the claims listed in Exhibit A attached hereto and in Recital C above are hereinafter collectively referred to as the "Claims.")

         D. Morrow and the Petitioning Creditors wish to document the terms of the workout as set forth in this Payment Agreement (this "Agreement").

         E. Morrow wishes to designate RKMI as its disbursing agent for purposes of distributing to the Creditors all sums that are required to be distributed to them under the provisions of this Agreement, in accordance with the subject to the terms and conditions specified in this Agreement (RKMI acting in its capacity as such disbursing agent for Morrow is hereinafter referred to as the "Disbursing Agent").

         F. As security for the obligations of Morrow hereunder, Morrow is executing and delivering to RKMI, on behalf of and for the ratable benefit of the Creditors, a trust deed in the form attached hereto as Exhibit B (the "Trust Deed"), and the Petitioning Creditors wish to designate RKMI as their collateral agent for purposes of enforcing the Creditors' rights under the provisions of the Trust Deed, in accordance with and subject to the terms and conditions specified in the Trust Deed and this Agreement. (RKMI acting in its capacity as collateral agent for the Petitioning Creditors is hereinafter referred to as the "Collateral Agent").

         G. RKMI is willing to act as Disbursing Agent and as Collateral Agent, in accordance with and subject to the terms and conditions specified in this Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

         1. DEFINED TERMS. As used herein, the terms defined in, or by reference in, the Preamble and Recitals hereof shall have the meanings therein indicated, and the following terms shall have the following meanings:

                  "Collateral" shall mean the real property specified in the Trust Deed.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Salem, Oregon are authorized or required by law to close.


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         2.       PAYMENTS BY MORROW.


                  (a) Morrow shall make the following payments to the Disbursing Agent for disbursement to the Creditors as set forth in this
Agreement:

                           (i)      $250,000 on or before August 27, 1999;

                           (ii)     $200,000 on the first Business Day which is
no more than ninety (90) days after the first payment is made and on the first Business Day after each ninety (90) day period thereafter; and

                           (iii)    The remaining unpaid balance of the Claims,
exclusive of interest accrued thereon since April 1, 1999, all due and payable on the earlier of (i) closing of the sale or refinance of the Collateral (other than a refinance of Permissible Senior Indebtedness), or (ii) June 28, 2000 (provided that upon default by Morrow, all interest that accrues on the Claims on or after April 1, 1999, as well as the underlying Claims, will become immediately due and payable).

                  (b) Alternatively, at Morrow's option, Morrow shall pay to the Disbursing Agent, for disbursement to the Creditors as set forth in this Agreement, a single payment equal to eighty-five percent (85%) of the aggregate amount of the Claims on or before August 27, 1999.

                  (c) Subject to Morrow's performance of its other obligations under this Agreement and the Trust Deed, Morrow's timely payment (subject to any applicable notice and cure periods) of all amounts required to be paid under either alternative (a) or (b) of this Paragraph 2 shall fully and completely satisfy all obligations of Morrow in respect of the Claims.

                  (d) So long as Morrow is not in default under this Agreement or the Trust Deed, and subject to the provisions of Paragraphs 8 and 9, all payments received by the Disbursing Agent under this Paragraph 2 shall be distributed by the Disbursing Agent to Creditors, ratably according to the Claims of such Creditors.

         3. PAYMENT OF PETITIONING CREDITORS' ATTORNEYS' FEES. Concurrently with its execution of this Agreement, Morrow shall deposit with Greene & Markley, P.C. the amount of $25,000, from which it shall be paid its reasonable attorneys fees, costs and expenses for representing the Petitioning Creditors in negotiating and implementing the terms of this Agreement, and in connection with filing and obtaining the dismissal of the Involuntary Petition. Morrow hereby grants to Greene & Markley, P.C. a security interest in such deposit to secure such fees, costs and expenses. Following payment in full of such fees, costs and expenses, Greene & Markley, P.C. shall promptly refund

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to Morrow the unapplied balance of such deposit.

         4. TRUST DEED. Concurrently with its execution of this Agreement, Morrow shall execute and deliver the Trust Deed to the Collateral Agent, to secure Morrow's payment obligations and other obligations under this Agreement and under the Trust Deed. The Trust Deed shall be subordinate to one or more senior liens to secure financing for Morrow, up to a maximum amount of $500,000, which maximum amount may be increased to $750,000 after the $250,000 initial payment required under payment alternative (a) described in Paragraph 2 above has been made by Morrow ("Permissible Senior Indebtedness").

         5.       DISBURSING AGENT APPOINTMENT.

                  (a) Morrow hereby designates and appoints RKMI as the Disbursing Agent of Morrow hereunder, and Morrow hereby authorizes RKMI, as the Disbursing Agent for Morrow, to take such actions on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Disbursing Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto.

                  (b) The Disbursing Agent shall not commingle any funds received from Morrow under Paragraph 2 above with any other funds and shall be responsible for, and have control over the distribution of, all such funds. The Disbursing Agent shall, as soon as practicable, post bond in favor of Morrow in respect to the execution and performance of its duties as Disbursing Agent and at all times maintain a bond in an amount at least equal to all cash on hand. The cost of the bond shall be borne by Morrow.

                  (c) The Disbursing Agent may hire such employees, agents and professionals as the Disbursing Agent deems appropriate.

                  (d) The Disbursing Agent shall exercise the rights and powers granted to it as Disbursing Agent in the same manner, and use the same degree of care and skill in their exercise, as a prudent person would exercise and use under the circumstances in the conduct of his own affairs having due regard for the purposes set forth herein.

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                  (e)      The Disbursing Agent shall not be liable for any
action lawfully taken or omitted to be taken by it under or in connection with this Agreementexcept for gross negligence or willful misconduct.

                  (f) The Disbursing Agent may resign as Disbursing Agent upon thirty (30) days notice to Morrow. If the Disbursing Agent shall resign as Disbursing Agent under this Agreement, then the Petitioning Creditors shall appoint a successor agent for Morrow, whereupon such successor agent shall succeed to the rights, powers and duties of the Disbursing Agent, and the term "Disbursing Agent" shall mean such successor agent effective upon its appointment, and the former Disbursing Agent's rights, powers and duties as Disbursing Agent shall be terminated, without any other or further act or deed on the part of such former Disbursing Agent or any of the parties to this Agreement. After any retiring Disbursement Agent's resignation hereunder as Disbursing Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken while it was Disbursing Agent under this Agreement and the provisions of Paragraphs 5, 8, 9, 13, 14, 15, 16, 17, 18 and 19 of this Agreement shall survive the termination of the retiring Disbursing Agent's resignation.

         6.       COLLATERAL AGENT APPOINTMENT.

                  (a) Each Petitioning Creditor hereby designates and appoints RKMI as the Collateral Agent of such Petitioning Creditor under the Trust Deed and hereunder, and each such Petitioning Creditor hereby authorizes RKMI, as the Collateral Agent for such Petitioning Creditor, to take such action on its behalf under the provisions of the Trust Deed and this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Trust Deed and this Agreement, together with such other powers as are reasonably incidental thereto.

                  (b) The Collateral Agent, in its sole discretion, shall be entitled to take any action or refrain from taking any action under this Agreement or the Trust Deed (including, without limitation, the exercise of remedies under the Trust Deed).

                  (c) The Collateral Agent may hire such employees, agents and professionals as the Collateral Agent deems appropriate.

                  (d) The Collateral Agent shall exercise the rights and powers granted to it as Collateral Agent in the same manner, and use the same degree of care and skill in their exercise, as a prudent person would exercise and use under the circumstances in the conduct of his own affairs having due regard for the purposes set forth herein.

                  (e) The Collateral Agent shall not be liable for any action lawfully taken or omitted to be taken by it under or in connection with the Trust Deed or this Agreement except for gross negligence or willful misconduct. Without limiting the foregoing, no Petitioning Creditor or Participating Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under the Trust Deed unless such act or failure to act resulted from the Collateral Agent's gross negligence or willful misconduct.

                  (f) The Collateral Agent may resign as Collateral Agent upon thirty (30) days notice to the Petitioning Creditors. If the Collateral Agent shall resign as Collateral Agent under this Agreement and the Trust Deed, then the Petitioning Creditors shall appoint a successor agent for the Petitioning Creditors, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers, and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or to the Trust Deed. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the Trust Deed and the provisions of Paragraphs 5, 8, 9, 13, 14, 15, 16, 17, 18 and 19 of this Agreement shall survive the termination of the retiring Collateral Agent's resignation.

         7.       DEFAULT.

                  (a) If Morrow (i) fails to make any payment required by Paragraphs 2(a)(i) or 2(a)(iii) of this Agreement when due, or (ii) fails to make any payment required by Paragraph (2)(a)(ii) of this Agreement when due and does not cure such payment defaultwithin ten (10) days after written notice is given to Morrow by the Collateral Agent or (iii) a default under the Trust Deed occurs which is not cured by Morrow within ten (10) days after written notice is given to Morrow by the Collateral Agent, then the Collateral Agent may at any time, at its election, declare that all Claims and all interest that accrues on the Claims on or after April 1, 1999 are immediately due and payable. Upon default by Morrow,the Collateral Agent may exercise any and all of its remedies with respect to the Collateral.

                  (b) If Morrow (i) fails to make any payment required by Paragraphs 2(a)(i) or 2(a)(iii) of this Agreement when due or (ii) fails to make any payment required by Paragraph 2(a)(ii) of this Agreement when due and does not cure such payment default within ten
(10) days after written notice is given to Morrow by the Collateral Agent or by a Creditor, then each of the Creditors may at any time, at such Creditor's election, declare that such Creditor's Claim and all interest that accrues on the Claim on or after April 1, 1999 are immediately due and payable. Upon default by Morrow, each such Creditor may exercise all rights and remedies available at law or in equity independently of, and without limiting in any way the rights of, the Collateral Agent.

         8. APPLICATION OF PAYMENTS AND PROCEEDS OF COLLATERAL UPON DEFAULT. Upon and after default by Morrow under this Agreement, all cash held or received by the Disbursing Agent under this Agreement and all cash held or realized by the Collateral Agent on behalf of the Creditors under or in connection with the exercise of remedies under the Trust Deed shall be applied as follows:

                  (a) To the payment of any and all unpaid expenses and fees (including reasonable attorneys' fees) incurred by the Disbursing Agent in performing its duties hereunder and the Collateral Agent in obtaining, taking possession of, removing, insuring, repairing, storing, and disposing of the Collateral and any and all amounts incurred by the Collateral Agent in connection therewith;

                  (b) Next, any surplus then remaining to the ratable payment of so much of the Claims as constitutes unpaid interest that accrued on or after April 1, 1999, ratably according to such amounts owing to the respective Creditors.

                  (c) Next, any surplus then remaining to the ratable payment of the Claims,ratably according to such amounts owing to the respective Creditors as of April 1, 1999; and

                  (d) If no Claims are outstanding, any surplus then remaining shall be paid to Morrow, it being understood that Morrow shall remain liable to the Creditors if and to the extent the Claims, and any interest thereon, are not paid in full.

         9.       COMPENSATION TO DISBURSING AGENT AND COLLATERAL AGENT;
INDEMNITY.

                  (a) In lieu of any commission or fee which may be fixed by applicable law for trustees or fiduciaries, the Disbursing Agent and Collateral Agent shall be entitled to reasonable compensation, to be paid by Morrow, based upon the following hourly rates:

                           Principals                                  $200
                           Assistants                                  $ 80

In addition, the Disbursing Agent and Collateral Agent shall be entitled to reimbursement from Morrow for all reasonable and necessary out-of-pocket costs, expenses and advances incurred or made by them as Disbursing Agent or Collateral Agent. Such compensation, costs and expenses shall be paid by Morrow within thirty (30) days after a detailed billing statement therefor is delivered to Morrow. To the extent such compensation and reimbursement is not paid by Morrow, such compensation and reimbursement may be paid from the Collateral and/or payments made by Morrow under Paragraph 2 below.

                  (b) Concurrently with its execution of this Agreement, Morrow shall deposit with RKMI the amount of $7,500. Morrow hereby grants to RKMI a security interest in such deposit to secure Morrow's obligations to RKMI under this Agreement and the Trust Deed.

                  (c) The Disbursing Agent and the Collateral Agent shall be indemnified by and receive reimbursement from Morrow (or to the extent not reimbursed by Morrow, from all cash held, received or realized by the Disbursing Agent or the Collateral Agent on behalf of the Creditors) from and against any and all loss, liability, cost, damage or expense (including legal or other professional expenses incident thereto) which it may incur or sustain in the exercise and performance of any of their rights, powers or duties under this Agreement or the Trust Deed, as applicable, or which they may incur or sustain by virtue of serving or having served as the Disbursing Agent or Collateral Agent under this Agreement; PROVIDED that Morrow shall not be liable for the payment of, nor shall any of the cash held, received or realized by the Disbursing Agent or the Collateral Agent be chargeable for, any portion of such loss, liability, cost, damage or expense resulting solely from the gross negligence or willful misconduct of the Disbursing Agent or the Collateral Agent.

                  (d) The rights and obligations under this Paragraph 9 (as well as under Paragraphs 13 through 19 hereof) shall survive the payment or satisfaction of the Claims. The Disbursing Agent and the Collateral Agent shall have a continuing security interest in all cash and other property held by them, in their capacities as such, in order to secure their respective rights to payment and indemnification under this Agreement and the Trust Deed, as applicable.

         10. THIRD PARTY BENEFICIARIES. Each Participating Creditor is an intended third party beneficiary of the rights conferred upon the Creditors by this Agreement.

         11. TERMINATION. This Agreement shall terminate at such time as all of the following events have occurred: (a) all payments to the Creditors required by this Agreement shall have been made; (b) to the extent that the Collateral Agent is required to dispose of the Collateral, all proceeds of the Collateral shall have been disbursed as required by this Agreement; (c) the Disbursing Agent and the Collateral Agent shall have paid or discharged all expenses and obligations incurred by them pursuant to this Agreement; and
(d) Morrow, the Disbursing Agent and the Collateral Agent shall have otherwise fully discharged their respective duties under this Agreement.

         12. NOTICES. All notices, requests, demands and other communications given under or relating to this Agreement shall be in writing and deemed to have been given only when received and shall be delivered personally, by private messenger or courier service or by means of facsimile transmission to the following persons or their assigns at the following addresses or facsimile numbers unless changed by written notice to the other person:

If to Morrow:
                                                 Brad T. Summers
                                                 Ball Janik LLP
                                                 101 SW Main Street, Suite 1100
                                                 Portland, OR  97204
                                                 Facsimile No.: (503) 295-1058
If to the Petitioning
Creditors:
                                                 David A. Foraker
                                                 Greene & Markley, P.C.
                                                 1515 SW Fifth Avenue
                                                 Suite 600
                                                 Portland, OR  97201
                                                 Facsimile No.: (503) 224-8434
If to the Collateral Agent or the
Disbursing Agent:
                                                 Robert K. Morrow, Inc.
                                                 1515 SW Fifth Avenue
                                                 Suite 600
                                                 Portland, OR  97201
                                                 Facsimile No.: (503) 224-8434


         13. ATTORNEYS' FEES. If any party commences a suit or action to enforce any provision of this Agreement or rights of the Collateral Agent, the prevailing party shall be entitled to recovery its attorneys' fees and legal expenses at trial or on appeal, in addition to all other sums provided by law.

         14. SEVERABILITY. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remainder of this Agreement.

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         15.      INTEGRATION. This Agreement constitutes the complete and
exclusive statement of the subject matter hereof and supersedes all prior or contemporaneous agreements related to such subject matter.

         16. CONSTRUCTION. All headings and captions have been inserted for convenience only and shall not affect the interpretation of this Agreement.

         17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to choice of law rules.

         18. COUNTERPARTS. This Agreement may be executed in multiple counterpart copies, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

         19. AMENDMENT OR WAIVER. No amendment or waiver of any provision of this Agreement shall be effective unless such amendment or waiver is evidenced by a writing signed by the party against whom enforcement is sought.


Dated:            ____________________          MORROW SNOWBOARDS, INC.

                                                By:/s/ Blair Mullin
                                                Its: President


Dated:            ____________________          CRB MANUFACTURING, INC.

                                                By:__________________________
                                                Its:_________________________


Dated:            ____________________          BROWN & DUNTON

                                                By:__________________________
                                                Its:_________________________


Dated:            ____________________          TRIAX METAL PRODUCTS, INC.

                                                By:__________________________
                                                Its:_________________________


Dated:            ____________________          AMERI-TOOL INDUSTRIES, INC.

                                                By:__________________________
                                                Its:_________________________


Dated:            ____________________          EDGE TECH, INC.

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                                                By:__________________________
                                                Its:_________________________


Dated:            ____________________          CLASSIC PRINT PRODUCTS, INC.

                                                By:__________________________
                                                Its:_________________________


Dated:            ____________________          ROBERT K. MORROW, INC.

                                                By:__________________________
                                                Its:_________________________